CITY NATIONAL ROCHDALE STRATEGIC CREDIT FUND

Supplement dated April 23, 2024, to the Statutory Prospectus (the “Prospectus”) dated September 28, 2023

The fourth paragraph in the Prospectus section titled “Management of the Funds – Portfolio Managers” on page 47 is replaced in its entirety with the following:

Charles Luke is the Chief Investment Officer of the Adviser. Mr. Luke has over 20 years of experience in the financial services industry. Prior to joining the Adviser in 2018, Mr. Luke led the fixed income group at Avalon Advisors, where he executed strategic positioning and asset allocation for portfolios of high-net-worth individuals and institutions. Previously, Mr. Luke was responsible for client management and deal execution at SunTrust Robinson Humphrey. He started his career at BBVA Compass, Wealth Management Group. Mr. Luke earned a BBA in Business Management with High Honors from the University of Georgia and holds the Chartered Financial Analyst® designation.

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CNR-SK- 077-0100